FLAGSTAR BANK REPORTS THIRD QUARTER 2026 NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS OF $0.01 PER DILUTED SHARE

•NET INTEREST INCOME ROSE $20 MILLION OR 5% WHILE THE NET INTEREST MARGIN INCREASED FOUR BASIS POINTS TO 2.17%

•TOTAL LOANS INCREASED FOR A SECOND CONSECUTIVE QUARTER UP $958 MILLION OR 6% ANNUALIZED, DRIVEN BY CONTINUED MOMENTUM IN THE COMMERCIAL BANKING BUSINESS AS C&I LOANS INCREASED $2.0 BILLION OR 11%

•COMMERCIAL BANKING DEPOSITS GREW $0.6 BILLION OR 7% REFLECTING OUR RELATIONSHIP DRIVEN GROWTH STRATEGY

•TOTAL CRE PAR PAYOFFS TOTALED $1.2 BILLION, OF WHICH 35% WERE SUBSTANDARD; CRE CONCENTRATION RATIO IMPROVED TO 346% COMPARED TO 350% LAST QUARTER

•THE PROVISION FOR CREDIT LOSSES INCREASED $58 MILLION, PRIMARILY FROM THE IMPACT OF HIGHER INTEREST RATES INCLUDING ON THE NYC RENT REGULATED MULTI-FAMILY PORTFOLIO

•CET1 CAPITAL RATIO OF 12.38%; COMPLETED $250 MILLION BUYBACK IN EARLY OCTOBER

Third Quarter 2026 Compared to Second Quarter 2026

Profitability	Capital

•PPNR of $66 million was unchanged
•Adjusted PPNR of $66 million, up $4 million or 6%
•Net interest income rose $20 million or 5% to $460 million
•Net interest margin increased 4 basis points to 2.17%
•Deposit costs increased 1 basis point while overall cost of funds rose 2 basis points
•Operating expenses of $441 million up 3%

•CET1 capital ratio of 12.38%, at or above peer group levels
•Excess capital of $1.2 billion, using low end of target CET1 range of 10.5%
•Book value per share of $17.82
•Tangible book value per share of $17.05
•Tangible book value per share adjusted for warrant exercise is $15.56

Balance Sheet	Asset Quality

•Total C&I loans increased $2.0 billion or 11% to $20.6 billion
•Total loans increased $958 million to $61.9 billion, up 2% or 6% annualized
•Strategic C&I loan focus areas grew $1.6 billion or 18%
•Commercial Bank deposits grew $575 million, up 7%
•Total MF/CRE loans declined $1.1 billion or 3%

•Total NYC multi-family loans declined $531 million or 4%
•Total ACL of $0.9 billion, unchanged, and was 1.50% of total loans HFI:
•Total multi-family ACL coverage of 1.63%
•ACL coverage of 2.97% for multi-family loans with 50% or greater rent-regulated units
•Non-accrual loans were relatively stable
•Substandard loans increased $248 million or 4% as overall Criticized/Classified loans increased $670 million or 6%
•NCOs to average loans was 0.49% vs. 0.66%

Flagstar Bank, N.A. Reports Third Quarter 2026 Results
NEW YORK, October 23, 2026 – Flagstar Bank, N.A. (the "Bank") (NYSE: FLG), today reported third quarter 2026 net income of $12 million compared to net income of $34 million for second quarter 2026 and compared to a net loss of $36 million for third quarter 2025. Third quarter 2026 net income attributable to common stockholders was $3 million, or $0.01 per diluted share, compared to net income attributable to common stockholders of $26 million, or $0.06 per diluted share in second quarter 2026 and compared to a net loss attributable to common stockholders of $45 million, or $0.11 per diluted share in third quarter 2025.

CEO COMMENTARY

Commenting on the Bank's third quarter 2026 performance, Executive Chairman and Chief Executive Officer, Joseph M. Otting stated, "Our third quarter results reflect the fact that the Bank's core underlying fundamentals continued to improve despite the emergence of several headwinds, including a higher interest rate environment, deposit competition, persistent inflation, as well as the continuing impact of rent regulation policies on our New York City multi-family portfolio, which pressured our credit costs. We believe we are on track toward achieving our long-term strategic objectives, however given the higher for longer interest rate environment, the full realization of these objectives has shifted to 2028 from 2027.

"Notwithstanding these headwinds, during the third quarter, we made progress in multiple areas. Our net interest income increased 5% compared to the previous quarter, net interest margin expanded by 4 basis points, and adjusted pre-provision net revenue improved 6%, reflecting continued momentum in our operating performance.

"We also recorded another quarter of solid loan growth driven by broad-based growth across the C&I platform, along with deposit growth within that business. We continue to diversify the balance sheet through a strategic reduction in the multi-family and commercial real estate portfolios, offset by originations of new CRE loans across our footprint. The growth in C&I and the reduction in the multi-family and CRE portfolios are diversifying our loan portfolio. Additionally, the repricing and ongoing reduction of our multi-family portfolios are also positives as we work to improve our loan mix and net interest income.

"We believe these trends demonstrate ongoing progress in strengthening our core franchise and improving the quality and composition of our balance sheet. We remain focused on executing our long-term strategic plan of transforming Flagstar into a high performing regional bank. While the current interest rate environment may affect the pace at which we achieve certain objectives, our commitment to the transformation remains unchanged. We will continue to prioritize disciplined risk management, sustainable earnings growth, balance sheet strength, and the consistent execution of our strategic plan to position the Bank for long-term success."

BALANCE SHEET SUMMARY

(dollars in millions)	September 30, 2026	June 30, 2026	Compare
Total cash and cash equivalents	$4,046	$5,108	-21%
Total loans and leases held for investment	61,945	60,987	2%
Total assets	87,412	87,714	-0.3%
Total deposits	67,820	67,521	0.4%
Total borrowed funds	10,937	10,937	—%

•Total assets were relatively unchanged, declining a modest $0.3 billion or 0.3% to $87.4 billion primarily due to growth in the loan portfolio, more than offset by a decline in total cash and cash equivalents balances of $1.1 billion or 21%
•Total loans and leases held for investment ("HFI") were $61.9 billion, up $1.0 billion or 2% (6% on an annualized basis).
•Loan growth was driven by another strong quarter of growth in the C&I portfolio, partially offset by a decrease in the multi-family and CRE portfolios.
•Similar to last quarter, this quarter's C&I growth was broad-based across our various C&I businesses and across verticals and geographies.
•Total C&I loans increased $2.0 billion or 11% to $20.6 billion driven primarily by growth within Specialized Industries and Corporate & Regional Commercial Banking.

Flagstar Bank, N.A. Reports Third Quarter 2026 Results
•Specialized Industries Banking loans increased $1,417 million or 21%.
•Corporate & Regional Commercial Banking increased $195 million or 8%.
•Public Finance increased $359 million or 18%.

•The combined multi-family and CRE portfolio continued to decrease and were down $1.1 billion or 3% to $34.1 billion.
•Total CRE par payoffs totaled $1.2 billion, up modestly compared to the second quarter.
•CRE concentration improved to 346% compared to 350%.
•During the third quarter, the Bank originated approximately $375 million of new CRE loans, which partially offset the decrease due to par payoffs and repayments.

•Consistent with the Bank's overall balance sheet transformation and diversification strategy, total C&I loans improved to 24% of total assets compared to 21% last quarter and 17% at year-end 2025. At the same time, total CRE loans, including multi-family declined to 39% of total assets compared to 40% last quarter and 44% at year-end 2025.

•Total deposits were $67.8 billion, up $0.3 billion or 0.4%, driven by increases in non-interest-bearing checking, up 6%, and CDs, up 4% while interest-bearing and money market accounts decreased 6%, and savings accounts declined 1%.

•Total borrowed funds, primarily wholesale borrowings consisting of FHLB-NY advances totaled $10.9 billion unchanged compared to the prior quarter.

EARNINGS SUMMARY FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2026

Net Interest Income, Net Interest Margin, and Average Balance Sheet

Net Interest Income

Third quarter 2026 net interest income totaled $460 million compared to $440 million, up $20 million or 5% compared to second quarter 2026 and rose $35 million or 8% compared to third quarter 2025.

Linked-Quarter Comparison
•Average interest-earnings assets increased $1.2 billion or 1.4% to $84.3 billion due to higher average loan balances and higher average securities, partially offset by lower average cash balances.
•Average interest-bearing liabilities increased $0.9 billion or 1.4% to $66.4 billion, as average borrowed funds increased 2% and average interest-bearing deposits rose 1%.
•The net interest margin increased 4 basis points to 2.17% driven by a 6 basis point increase in the average yield partially offset by a 2 basis point increase in the average cost of funds.

Year-Over-Year Comparison
•Average interest-earning assets decreased 5% to $84.3 billion driven by lower average loans and lower average cash balances partially offset by higher average securities balances.
•Average interest-bearing liabilities decreased 6% or $4.0 billion to $66.4 billion as both average deposits and average borrowings balances declined due to strategic actions taken by the Bank to reduce its cost of funds.

•Average deposits declined 2% to $55.9 billion as the Bank significantly reduced brokered deposits throughout 2025.

•Average borrowings declined 21% or $2.7 billion to $10.5 billion as the Bank continued to pay down wholesale borrowings.

•The net interest margin increased 26 basis points driven by a 51 basis point decline in the average cost of funds as the average cost of borrowings decreased 33 basis points and the average cost of deposits declined 51 basis points. This was partially offset by a 17 basis points decrease in the average yield as the average yield on securities declined 42 basis points, the average yield on cash balances declined 69 basis points and the average loan yield declined 12 basis points.

Flagstar Bank, N.A. Reports Third Quarter 2026 Results
Provision for Credit Losses
Linked-Quarter Comparison

•For the third quarter 2026, we reported a provision for credit losses of $76 million compared to $18 million in the second quarter 2026. The $58 million increase was impacted by net charge-offs, while the allowance for credit losses was unchanged compared to the prior quarter. Increases in the allowance related to growth in our C&I portfolio and the impact from a higher interest rate environment including on the New York City rent-regulated multi-family portfolio, were offset by volume reductions in our multi-family portfolio.
•Net charge-offs for the third quarter 2026 totaled $74 million, down $26 million or 26%.
•Net charge-offs on an annualized basis represented 0.49% of average loans outstanding, compared to 0.66% for second quarter 2026.

Year-Over-Year Comparison
•The provision for credit losses increased $38 million reflects the impact of net charge-offs during the quarter.
•Net charge-offs increased $1 million or 1%.

Pre-Provision Net Revenue

The table below details the Bank’s pre-provision net revenue ("PPNR") and PPNR, as adjusted, which are non-GAAP measures, for the periods noted:

				September 30, 2026
	For the Three Months Ended			compared to:
(dollars in millions)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Net interest income	$460	$440	$425	5%	8%
Non-interest income	70	76	94	-8%	-26%
Total revenues	$530	$516	$519	3%	2%
Total non-interest expense	464	450	522	3%	-11%
Pre - provision net revenue/(loss) (non-GAAP)	$66	$66	$(3)	—%	NM
Merger-related expenses	—	—	17	NM	NM
Severance	—	—	8	NM	NM
Litigation settlement	—	—	14	NM	NM
Net (gain) loss on investment security	—	(4)	(21)	NM	NM
Pre - provision net revenue/(loss), as adjusted (non-GAAP)(1)	$66	$62	$15	6%	NM
(1) Amounts may not foot as a result of rounding.

For third quarter 2026, PPNR totaled $66 million unchanged compared to the second quarter 2026 and compared to a pre-provision net loss of $3 million for third quarter 2025.

Linked-Quarter Comparison
•Excluding the impact from the investment in Figure Technology Solutions, Inc., (the "Figure Investment") in the second quarter, our third quarter adjusted PPNR increased $4 million or 6%.
•The increase was driven by a 5% increase in net interest income, partially offset by lower non-interest income and higher non-interest expenses.
Year-Over-Year Comparison
•Excluding the impact from the Figure Investment and several other one-time items in the prior year, adjusted PPNR increased $51 million compared to the prior year.
•The majority of the increase was driven by an 11% reduction in non-interest expenses and an 8% increase in net interest income, partially offset by an 8% decrease in non-interest income.

Flagstar Bank, N.A. Reports Third Quarter 2026 Results
Non-Interest Income

				September 30, 2026
	For the Three Months Ended			compared to:
(dollars in millions)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Fee income	$29	$26	$23	12%	26%
Bank-owned life insurance	11	13	12	-15%	-8%
Net gain (loss) on investment securities	—	4	22	NM	NM
Net gain on loan sales and securitizations	3	4	5	-25%	-40%
Other income	27	29	32	-7%	-16%
Total non-interest income	$70	$76	$94	-8%	-26%

Impact of Adjustments:
Net (gain) loss on investment security	—	(4)	(21)	NM	NM
Adjusted noninterest income (non-GAAP)	$70	$72	$73	-3%	-4%

Non-interest income in third quarter 2026 was $70 million, down $6 million or 8% compared to $76 million in second quarter 2026 and down $24 million or 26% compared to third quarter 2025.

Linked-Quarter Comparison
•Excluding the impact from the Figure Investment in the previous quarter, adjusted non-interest income decreased $2 million or 3%.
•The modest decrease was driven by a $3 million or 12% increase in fee income, more than offset by declines in BOLI, mortgage banking gain on sale income, and other income.
Year-Over-Year Comparison
•Excluding the impact from the Figure Investment, adjusted non-interest income declined $3 million or 4%.
•This was driven by a $6 million or 26% improvement in fee income more than offset by declines in BOLI, mortgage banking gain on sale income, and other income.

Flagstar Bank, N.A. Reports Third Quarter 2026 Results
Non-Interest Expense

				September 30, 2026
	For the Three Months Ended			compared to:
(dollars in millions)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Operating expenses:
Compensation and benefits	$228	$220	$242	4%	-6%
Occupancy and equipment	46	46	47	—%	-2%
Software expense	50	49	47	2%	6%
FDIC insurance	29	30	37	-3%	-22%
Professional services	23	19	20	21%	15%
General and administrative	65	63	86	3%	-24%
Total operating expenses	441	427	479	3%	-8%
Intangible asset amortization	23	23	26	—%	-12%
Merger-related expense	—	—	17	NM	NM
Total non-interest expense	$464	$450	$522	3%	-11%

Impact of Adjustments:
Total operating expenses	$441	$427	$479	3%	-8%
Severance	—	—	(8)	NM	NM
Litigation settlement	—	—	(14)	NM	NM
Adjusted operating expenses (non-GAAP)	$441	$427	$457	3%	-4%

Third quarter 2026 operating expenses were $441 million compared to $427 million in second quarter 2026, up $14 million or 3%, while they declined $38 million or 8% compared to third quarter 2025.
Linked-Quarter Comparison
•The increase was mainly driven by an $8 million or 4% increase in compensation and benefits and a $4 million or 21% increase in Professional services.

Year-Over-Year Comparison
•Excluding expenses related to severance and a litigation settlement, adjusted operating expenses decreased $16 million or 4%.
•The main drivers were a $21 million or 24% decrease in G&A expense and an $8 million or 22% decrease in FDIC expense. This was partially offset by modest increases in professional services, and compensation and benefits expense.
Income Taxes
Linked-Quarter Comparison
•For the third quarter 2026, the Bank reported an income tax benefit of $22 million compared to an income tax expense of $14 million for the second quarter 2026. This quarter's income tax benefit resulted from the settlement of a 2019-2021 federal tax audit that reduced our tax provision by $22 million.
Year-Over-Year Comparison
•For the third quarter 2026, the Bank reported income tax benefit of $22 million compared to an income tax benefit of $5 million for the third quarter 2025. The effective tax rate for the third quarter 2026 was 217.8% compared to 12.2% for the third quarter 2025.

Flagstar Bank, N.A. Reports Third Quarter 2026 Results
CREDIT QUALITY

				September 30, 2026
	As of			compared to:
(dollars in millions)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Total non-accrual loans held for investment	$2,817	$2,800	$3,241	1%	-13%
Non-accrual held for investment loans to total loans held for investment	4.55%	4.59%	5.17%	-1%	-12%
Non-accrual held for investment loans and repossessed assets ("NPAs") to total assets	3.23%	3.20%	3.56%	1%	-9%
Allowance for credit losses on loans and leases	$869	$869	$1,071	—%	-19%
Total ACL, including on unfunded commitments	$927	$925	$1,128	—%	-18%
ACL % of total loans held for investment	1.40%	1.42%	1.71%	-2 bps	-31 bps
Total ACL % of total loans held for investment	1.50%	1.52%	1.80%	-2 bps	-30 bps
ACL on loans and leases % of NPLs	31%	31%	33%	-1%	-7%
Total ACL % of NPLs	33%	33%	35%	—%	-5%

Non-Accrual Loans
At September 30, 2026, total non-accrual loans, including held-for-sale, were $2,821 million, up $16 million or 1% compared to $2,805 million at June 30, 2026, but down $451 million or 14% compared to September 30, 2025. Total non-accrual loans HFI to total loans HFI were 4.55% at September 30, 2026 compared to 4.59% at June 30, 2026 and 5.17% at September 30, 2025.
Linked-Quarter Comparison
•Multi-family non-accrual loans decreased 0.3%, while CRE non-accrual loans decreased 2%.
•NPAs to total assets rose 3 basis points to 3.23%.
Year-Over-Year Comparison
•Multi-family non-accrual loans declined 13% and CRE non-accrual loans declined 16%, reflecting ongoing proactive workout and resolution strategies.
•NPAs to total assets improved 33 basis points.

Total Allowance for Credit Losses

The total allowance for credit losses including the allowance for unfunded commitments was $927 million at September 30, 2026 compared to $925 million at June 30, 2026 and $1,128 million at September 30, 2025. The total allowance for credit losses on loans and leases at September 30, 2026 was $869 million unchanged from June 30, 2026 and a decrease from $1,071 million at September 30, 2025.
The allowance for credit losses was unchanged compared to the prior quarter. Increases in the allowance related to growth in our C&I portfolio and the impact from a higher interest rate environment including on the New York City rent-regulated multi-family portfolio, were offset by volume reductions in our multi-family portfolio
The total allowance for credit losses to total loans HFI at September 30, 2026 was 1.50% compared to 1.52% at June 30, 2026 and 1.80% at September 30, 2025. The total allowance for credit losses on loans and leases to total loans HFI was 1.40% at September 30, 2026 compared to 1.42% at June 30, 2026 and 1.71% at September 30, 2025.

Flagstar Bank, N.A. Reports Third Quarter 2026 Results
CAPITAL POSITION

The Bank’s regulatory capital ratios continue to exceed regulatory minimums to be classified as “Well Capitalized,” the highest regulatory classification. The table below depicts the Bank’s regulatory capital ratios at those respective periods.

	September 30, 2026	June 30, 2026	December 31, 2025
REGULATORY CAPITAL RATIOS: (1)
Common equity tier 1 ratio	12.38%	13.16%	12.83%
Tier 1 risk-based capital ratio	13.19%	13.99%	13.66%
Total risk-based capital ratio	15.74%	16.58%	16.23%
Leverage capital ratio	9.33%	9.70%	9.22%
(1)The minimum regulatory requirements for classification as a well-capitalized institution are a common equity tier 1 capital ratio of 6.5%; a tier one risk-based capital ratio of 8.00%; a total risk-based capital ratio of 10.00%; and a leverage capital ratio of 5.00%.

Flagstar Bank, N.A.
Flagstar Bank, N.A. is one of the largest regional banks in the country. At September 30, 2026, the Bank had $87.4 billion of assets, $62.1 billion of loans, deposits of $67.8 billion, and total stockholders' equity of $7.6 billion. Flagstar Bank, N.A. operates approximately 320 retail locations and 20 Private Banking Offices across nine states, with strong footholds in the greater New York/New Jersey metropolitan region and in the upper Midwest, along with a significant presence in fast-growing markets in Florida and the West Coast.

Post-Earnings Release Conference Call

The Bank will host a conference call on October 23, 2026 at 8:00 a.m. (Eastern Time) to discuss its third quarter 2026 performance.

Dial-in Numbers:

•Domestic: (833) 461-5787
•International: (585) 542-9983
•Meeting ID: 960333298

Live Webcast: ir.flagstar.com

Replay Information:

•Call available through 11:59 p.m. on October 27, 2026
•Domestic: (833) 309-1852
•International: (929) 828-5978
•Meeting ID: 960333298
•Archived webcast: ir.flagstar.com through November 20, 2026

Investor Contact: Salvatore J. DiMartino, (516) 683-4286, salvatore.dimartino@flagstar.com

Media Contact: Jessica Torchia, (248) 312-6451, jessica.torchia@flagstar.com

Flagstar Bank, N.A. Reports Third Quarter 2026 Results

Cautionary Statements Regarding Forward-Looking Language

This earnings release and the associated conference call may include forward‐looking statements by us and our authorized officers pertaining to such matters as our goals, beliefs, intentions, and expectations regarding, among other things: (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to achieve profitability goals within projected timeframes and to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to execute our capital management strategies, including our ability to complete our current stock repurchase program and to implement future stock repurchase programs; (g) our ability to attract, incentivize, and retain key personnel and the roles of key personnel; (h) our ability to achieve our financial and other strategic goals, including those related to our recent holding company reorganization, which was completed in October 2025 (the "Reorganization"), our merger with Flagstar Bancorp, Inc., which was completed in December 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, which was completed in March 2023, and our ability to comply with the heightened regulatory standards with respect to governance and risk management programs to which we are subject as a national bank with assets of $50 billion or more; (i) the impact of the $1.05 billion capital raise we completed in March 2024; (j) the conversion or exchange of shares of our preferred stock; (k) the payment of dividends on shares of our capital stock, including adjustments to the amount of dividends payable on shares of our preferred stock; (l) the dilution of existing equity holders associated with future equity awards and stock issuances; (m) the effects of the reverse stock split we effected in July 2024; and (n) the impact of the 2024 sale of our mortgage servicing operations, third party mortgage loan origination business, and mortgage warehouse business.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” "confident," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; we do not assume any duty, and do not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, including guidance or expectations regarding our future financial or operating results, and long-term strategic objectives and our future performance could differ materially from our historical results.

Our forward‐looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses, including changes required under relevant accounting and regulatory requirements; the ability to pay future dividends; the ability to implement future stock repurchase programs, which are subject to the approval of the Board of Directors and other various factors, including the Bank's liquidity, capital position, and financial performance, accounting, and regulatory considerations as well as general market conditions; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; our ability to achieve the anticipated benefits of the Reorganization; changes in our Board of Directors and our executive management team; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non‐financial institutions; changes in legislation, regulations, and policies; changes relating to rent regulation and housing, including recent legislative action in New York City to freeze rents, effective October 1, 2026, on certain rent-regulated properties; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the outcome of federal, state, and local elections and the resulting economic and other impact on the areas in which we conduct business; the impact of changing political conditions or federal government shutdowns; the imposition of restrictions on our operations by bank regulators; the outcome of pending or threatened litigation, or of investigations or any other matters before regulatory agencies, whether currently existing or commencing in the future; our ability to comply with heightened regulatory standards with respect to governance and risk management programs to which we are subject as a national bank with assets of $50 billion or more; the restructuring of our mortgage business; our ability to achieve anticipated cost savings and enhanced efficiencies with respect to our balance sheet and expense reduction strategies; the impact of failures or disruptions in or breaches of our operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, civil unrest, international military conflict, terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed in December 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, which was completed in March 2023: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management's attention from ongoing business operations and opportunities; the possibility that we may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected.

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10‐K for the year ended December 31, 2025, and in other reports we file with the Office of the Comptroller of the Currency (the “OCC”) and

Flagstar Bank, N.A. Reports Third Quarter 2026 Results
voluntarily file with the Securities and Exchange Commission (the “SEC”), and which are also available on our Investor Relations website. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our securities disclosure filings. All such files are accessible on our website at ir.flagstar.com, on the OCC's website at www.occ.gov, and on the SEC’s website at www.sec.gov.

- Financial Statements and Highlights Follow -

FLAGSTAR BANK, N.A.
CONSOLIDATED STATEMENTS OF CONDITION
(unaudited)

				September 30, 2026
				compared to
(dollars in millions)	September 30, 2026	June 30, 2026	December 31, 2025	June 30, 2026	December 31, 2025
Assets
Cash and due from banks	$382	$416	$553	-8%	-31%
Interest-earning deposits and other securities with financial institutions	3,664	4,692	5,341	-22%	-31%
Total cash and cash equivalents	4,046	5,108	5,894	-21%	-31%
Securities:
Debt securities available-for-sale	16,395	16,553	15,701	-1%	4%
Equity investments with readily determinable fair values, at fair value	14	14	65	—%	-78%
Total securities	16,409	16,567	15,766	-1%	4%
Loans held for sale	166	208	265	-20%	-37%
Loans and leases held for investment:
Multi-family	25,948	26,931	28,983	-4%	-10%
Commercial real estate	8,102	8,244	9,314	-2%	-13%
One-to-four family first mortgage	5,867	5,767	5,630	2%	4%
Commercial and industrial	20,579	18,563	15,217	11%	35%
Other loans	1,449	1,482	1,588	-2%	-9%
Total loans and leases held for investment	61,945	60,987	60,732	2%	2%
Less: Allowance for credit losses on loans and leases	(869)	(869)	(1,030)	—%	-16%
Total loans and leases held for investment, net	61,076	60,118	59,702	2%	2%
Premises and equipment, net	474	472	477	—%	-1%
Core deposit and other intangibles	310	333	381	-7%	-19%
Other assets	4,931	4,908	5,027	—%	-2%
Total assets	$87,412	$87,714	$87,512	—%	—%
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$19,330	$20,477	$18,233	-6%	6%
Savings accounts	14,741	14,836	14,864	-1%	-1%
Certificates of deposit	21,359	20,477	20,843	4%	2%
Non-interest-bearing accounts	12,390	11,731	12,060	6%	3%
Total deposits	67,820	67,521	66,000	—%	3%
Borrowed funds:
Wholesale borrowings	9,900	9,901	11,151	—%	-11%
Junior subordinated debentures	588	587	585	—%	1%
Subordinated notes	449	449	448	—%	—%
Total borrowed funds	10,937	10,937	12,184	—%	-10%
Other liabilities	1,010	1,115	1,184	-9%	-15%
Total liabilities	79,767	79,573	79,368	—%	1%
Mezzanine equity:
Preferred stock - Series B	1	1	1	—%	—%
Stockholders' equity:
Preferred stock - Series A and D	503	503	503	—%	—%
Common stock	4	4	4	—%	—%
Paid-in capital in excess of par	9,311	9,299	9,303	—%	—%
Retained earnings	(958)	(958)	(988)	—%	-3%
Treasury stock, at cost	(377)	(161)	(190)	NM	98%
Accumulated other comprehensive loss, net of tax:	(839)	(547)	(489)	53%	72%
Total stockholders' equity	7,644	8,140	8,143	-6%	-6%
Total liabilities, Mezzanine and Stockholders' Equity	$87,412	$87,714	$87,512	—%	—%

FLAGSTAR BANK, N.A.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(unaudited)

				September 30, 2026
	For the Three Months Ended			compared to
	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
(dollars in millions, except per share data)
Interest Income:
Loans and leases	$780	$751	$819	4%	-5%
Securities and money market investments	232	225	282	3%	-18%
Total interest income	1,012	976	1,101	4%	-8%

Interest Expense:
Interest-bearing checking and money market accounts	140	126	151	11%	-7%
Savings accounts	94	97	113	-3%	-17%
Certificates of deposit	201	201	255	—%	-21%
Borrowed funds	117	112	157	4%	-25%
Total interest expense	552	536	676	3%	-18%
Net interest income	460	440	425	5%	8%
Provision for credit losses	76	18	38	NM	NM
Net interest income after provision for credit losses	384	422	387	-9%	-1%

Non-Interest Income:
Fee income	29	26	23	12%	26%
Bank-owned life insurance	11	13	12	-15%	-8%
Net gain (loss) on investment securities	—	4	22	NM	NM
Net gain on loan sales and securitizations	3	4	5	-25%	-40%
Net loan administration income (loss)	—	1	—	NM	NM
Other income	27	28	32	-4%	-16%
Total non-interest income	70	76	94	-8%	-26%

Non-Interest Expense:
Operating expenses:
Compensation and benefits	228	220	242	4%	-6%
Occupancy and equipment	46	46	47	—%	-2%
Software expense	50	49	47	2%	6%
FDIC insurance	29	30	37	-3%	-22%
Professional services	23	19	20	21%	15%
General and administrative	65	63	86	3%	-24%
Total operating expenses	441	427	479	3%	-8%
Intangible asset amortization	23	23	26	—%	-12%
Merger-related expenses	—	—	17	NM	NM
Total non-interest expense	464	450	522	3%	-11%
Income (loss) before income taxes	(10)	48	(41)	NM	-76%
Income tax expense (benefit)	(22)	14	(5)	NM	NM
Net income (loss)	12	34	(36)	-65%	NM
Preferred stock dividends	9	8	9	13%	—%
Net income (loss) attributable to common stockholders	$3	$26	$(45)	-88%	NM

Basic earnings (loss) per common share	$0.01	$0.06	$(0.11)	-83%	NM
Diluted earnings (loss) per common share	$0.01	$0.06	$(0.11)	-83%	NM
Dividends per common share	$0.01	$0.01	$0.01	—%	—%

FLAGSTAR BANK, N.A.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(unaudited)

	For the Nine Months Ended
	September 30, 2026	September 30, 2025	Compare
(dollars in millions, except per share data)
Interest Income:
Loans and leases	$2,285	$2,519	-9%
Securities and money market investments	687	889	-23%
Total interest income	2,972	3,408	-13%

Interest Expense:
Interest-bearing checking and money market accounts	380	480	-21%
Savings accounts	292	334	-13%
Certificates of deposit	605	850	-29%
Borrowed funds	352	490	-28%
Total interest expense	1,629	2,154	-24%
Net interest income	1,343	1,254	7%
Provision for credit losses	94	181	-48%
Net interest income after provision for credit losses	1,249	1,073	16%

Non-Interest Income:
Fee income	78	67	16%
Bank-owned life insurance	34	32	6%
Net loss on investment securities	(5)	22	NM
Net gain on loan sales and securitizations	12	24	-50%
Net loan administration income	1	5	-80%
Other income	81	101	-20%
Total non-interest income	201	251	-20%

Non-Interest Expense:
Operating expenses:
Compensation and benefits	676	723	-7%
Occupancy and equipment	142	155	-8%
Software expenses	146	127	15%
FDIC insurance	89	136	-35%
Professional services	64	69	-7%
General and administrative	192	237	-19%
Total operating expenses	1,309	1,447	-10%
Intangible asset amortization	71	81	-12%
Merger-related expenses	—	39	NM
Total non-interest expense	1,380	1,567	-12%
Income (loss) before income taxes	70	(243)	NM
Income tax expense (benefit)	3	(37)	NM
Net income (loss)	67	(206)	NM
Preferred stock dividends	25	25	—%
Net income (loss) attributable to common stockholders	$42	$(231)	NM

Basic earnings (loss) per common share	$0.10	$(0.56)	NM
Diluted earnings (loss) per common share	$0.09	$(0.56)	NM
Dividends per common share	$0.03	$0.03	—%

FLAGSTAR BANK, N.A.
RECONCILIATIONS OF CERTAIN GAAP AND NON-GAAP FINANCIAL MEASURES
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business.
We believe that non-interest income, operating expenses, pre-provision net (loss) revenue (which includes both non-interest income and non-interest expense), net income (loss), net income (loss) attributed to common stockholders, diluted earnings (loss) per share, the net interest margin, and our efficiency ratio as adjusted for items that we believe are not indicative of core operating results, such as but not limited to merger and restructuring expenses, litigation settlement expenses related to cases prior to the acquisition of Flagstar Bank, NA, fair value adjustments on non-core equity investments, as well as adjustments for severance and impairment charges and other exit costs resulting from strategic shifts in our operations provide valuable insights to investors by highlighting our underlying performance. These non-GAAP metrics also facilitate meaningful comparisons to other financial institutions, as they are widely used and frequently referenced by investors and analysts.
We believe average tangible common stockholders’ equity, tangible common stockholders’ equity, average tangible assets and tangible book value per share are important measures for evaluating the performance of the business without the impact of our intangible assets. These non-GAAP metrics also provide investors with important indications regarding our ability to grow the business, our ability to pay dividends as well as engage in capital strategies in addition to facilitating meaningful comparisons to other financial institutions, as they are widely used and frequently referenced by investors and analysts.
These non-GAAP measures should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. Moreover, the way we calculate these non-GAAP measures may differ from that of other companies reporting non-GAAP measures with similar names. The following tables reconcile the above the non-GAAP financial measures we use to their comparable GAAP financial measures, to the extent not reconciled earlier in this earnings release, for the stated periods:

	At or for the
	Three Months Ended,			Nine Months Ended,
(dollars in millions)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Total Stockholders’ Equity	$7,644	$8,140	$8,108	$7,644	$8,108
Less: Core deposit and other intangible assets	(310)	(333)	(407)	(310)	(407)
Less: Preferred stock - Series A and D	(503)	(503)	(503)	(503)	(503)
Tangible common stockholders’ equity	$6,831	$7,304	$7,198	$6,831	$7,198
Total Stockholders’ Equity	$7,644	$8,140	$8,108	$7,644	$8,108
Less: Preferred stock - Series A and D	$(503)	$(503)	$(503)	$(503)	$(503)
Common stockholders’ equity	$7,141	$7,637	$7,605	$7,141	$7,605
Total Assets	$87,412	$87,714	$91,668	$87,412	$91,668
Less: Core deposit and other intangible assets	(310)	(333)	(407)	(310)	(407)
Tangible Assets	$87,102	$87,381	$91,261	$87,102	$91,261
Average common stockholders’ equity	$7,583	$7,670	$7,628	$7,649	$7,604
Less: Other intangible assets	(326)	(349)	(424)	$(349)	$(451)
Average tangible common stockholders’ equity	$7,257	$7,321	$7,204	$7,300	$7,153
Average Assets	$87,793	$86,694	$91,983	$87,184	$95,907
Less: Core deposit and other intangible assets	(326)	(349)	(424)	(349)	(451)
Average tangible assets	$87,467	$86,345	$91,559	$86,835	$95,456
GAAP MEASURES:
Return (loss) on average assets (1)	0.06%	0.16%	(0.16)%	0.10%	(0.29)%
Return (loss) on average common stockholders' equity (2)	0.21%	1.37%	(2.31)%	0.75%	(4.05)%
Book value per common share	$17.82	$18.31	$18.30	$17.82	$18.30
Common stockholders’ equity to total assets	8.17%	8.71%	8.30%	8.17%	8.30%
NON-GAAP MEASURES:
Return (loss) on average tangible assets (1)	0.06%	0.15%	(0.10)%	0.11%	(0.22)%
Return (loss) on average tangible common stockholders’ equity (2)	0.22%	1.29%	(1.70)%	0.85%	(3.45)%
Tangible book value per common share	$17.05	$17.51	$17.32	$17.05	$17.32
Tangible common stockholders’ equity to tangible assets	7.84%	8.36%	7.89%	7.84%	7.89%

(1)To calculate return on average assets for a period, we divide net income, or non-GAAP net income, generated during that period by average assets recorded during that period. To calculate return on average tangible assets for a period, we divide net income by average tangible assets recorded during that period.

(2)To calculate return on average common stockholders’ equity for a period, we divide net income attributable to common stockholders, or non-GAAP net income attributable to common stockholders, generated during that period by average common stockholders’ equity recorded during that period. To calculate return on average tangible common stockholders’ equity for a period, we divide net income attributable to common stockholders generated during that period by average tangible common stockholders’ equity recorded during that period.

At or for the
(dollars in millions, except per share data)	Three Months Ended September 30, 2026
Tangible common stockholders’ equity	$6,831
Common shares outstanding as of September 30, 2026	400,635,645
Dilution Impact of Warrants	38,233,612
Common shares outstanding at the respective period-ends, incl. warrants	438,869,257
Tangible book value per common share - adjusted for warrant exercise	$15.56

Weighted average dilutive potential common shares for the three months ended - GAAP	54,637,476
Weighted average dilutive impact of convertible preferred	(250,000)
Weighted average dilutive impact of options outstanding	(3,291,956)
Weighted average dilutive impact of unvested share units	(2,504,420)
Weighted average vs. ending share price adjustment on the dilutive impact of warrants outstanding	(10,357,489)
Dilution impact of warrants on tangible book value- non GAAP(1)	38,233,612

(1)Represents the net dilutive effect of warrants outstanding calculated using the treasury stock method. The dilution impact is computed based on 104,985,000 warrants outstanding with a conversion price of $7.42 and a closing share price of $11.67 as of September 30, 2026.

	For the Three Months Ended			For the Nine Months Ended
(dollars in millions, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) - GAAP	$12	$34	$(36)	$67	$(206)
Merger-related expenses(1)	—	—	17	—	39
Severance	—	—	8	—	10
Lease cost acceleration related to closing branches	—	—	—	—	12
Trailing mortgage sale costs with Mr. Cooper	—	—	—	—	8
Litigation settlement	—	—	14	—	14
Net (gain) loss on investment security	—	(4)	(21)	5	(21)
Total adjustments	$—	$(4)	$18	$5	$62
Tax effect on adjustments	—	1	(4)	(1)	(16)
Net income (loss), as adjusted - non-GAAP	$12	$31	$(22)	$71	$(160)
Preferred stock dividends	9	8	9	25	25
Net income (loss) attributable to common stockholders, as adjusted - non-GAAP	$3	$23	$(31)	$46	$(185)
(1)Certain merger-related items are not taxable or deductible.
(2)Amounts may not foot as a result of rounding.

	For the Three Months Ended						For the Nine Months Ended
	September 30, 2026		June 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted Earnings (Loss) Per Share - GAAP	$3	$0.01	$26	$0.06	$(45)	$(0.11)	$42	$0.09	$(231)	$(0.56)
Adjustments	—	0.00	(4)	(0.01)	18	0.04	5	0.01	62	0.15
Tax effect on adjustments	—	0.00	1	0.00	(4)	(0.01)	(1)	0.00	(16)	(0.04)
Diluted Earnings (Loss) Per Share, as adjusted - non-GAAP	$3	0.01	$23	0.05	$(31)	(0.07)	$46	0.10	$(185)	(0.45)

Total shares for diluted earnings per common share	466,030,436		473,623,332		415,563,380		468,707,328		415,173,630
(1) Amounts may not foot as a result of rounding.

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
(dollars in millions)
Net interest income	$460	$440	$425	$1,343	$1,254
Non-interest income	70	76	94	201	251
Total revenues	$530	$516	$519	$1,544	$1,505
Total non-interest expense	464	450	522	1,380	1,567
Pre - provision net revenue (loss) (non-GAAP)	$66	$66	$(3)	$164	$(62)
Merger-related expenses	—	—	17	—	39
Severance	—	—	8	—	10
Lease cost acceleration related to closing branches	—	—	—	—	12
Trailing mortgage sale costs with Mr. Cooper	—	—	—	—	8
Litigation settlement	—	—	14	—	14
Net (gain) loss on investment security	—	(4)	(21)	5	(21)
Pre - provision net revenue (loss) excluding merger-related expenses, as adjusted (non-GAAP)	$66	$62	$15	$169	$—
Provision for credit losses	(76)	(18)	(38)	(94)	(181)
Merger-related expenses	—	—	(17)	—	(39)
Severance	—	—	(8)	—	(10)
Lease cost acceleration related to closing branches	—	—	—	—	(12)
Trailing mortgage sale costs with Mr. Cooper	—	—	—	—	(8)
Litigation settlement	—	—	(14)	—	(14)
Net gain (loss) on investment security	—	4	21	(5)	21
Income (loss) before taxes	$(10)	$48	$(41)	$70	$(243)
Income tax expense (benefit)	(22)	14	(5)	3	(37)
Net income (loss) (GAAP)	$12	$34	$(36)	$67	$(206)
(1)Amounts may not foot as a result of rounding.

FLAGSTAR BANK, N.A.
NET INTEREST INCOME ANALYSIS
LINKED-QUARTER AND YEAR-OVER-YEAR COMPARISONS (unaudited)

	For the Three Months Ended
	September 30, 2026				June 30, 2026				September 30, 2025
(dollars in millions)	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets:
Total loans and leases (1)	$61,559	$780	5.03%		$60,971	$751	4.91%		$63,541	$819	5.15%
Securities(2)	18,002	189	4.20		17,037	180	4.22		16,610	192	4.62
Interest-earning cash and cash equivalents	4,693	43	3.67		5,042	45	3.63		8,216	90	4.36
Total interest-earning assets	84,254	$1,012	4.77		83,050	$976	4.71		88,367	$1,101	4.94
Non-interest-earning assets	3,539				3,644				3,616
Total assets	$87,793				$86,694				$91,983
Liabilities and Stockholders’ Equity:
Interest-bearing deposits:
Interest-bearing checking and money market accounts	$20,453	$140	2.73%		$19,617	$126	2.55%		$19,562	$151	3.05%
Savings accounts	14,827	94	2.53		14,857	97	2.63		14,573	113	3.08
Certificates of deposit	20,631	201	3.86		20,694	201	3.90		23,052	255	4.38
Total interest-bearing deposits	55,911	435	3.09		55,168	424	3.08		57,187	519	3.60
Borrowed funds	10,477	117	4.41		10,276	112	4.37		13,191	157	4.74
Total interest-bearing liabilities	66,388	$552	3.30		65,444	$536	3.28		$70,378	$676	3.81
Non-interest-bearing deposits	12,234				11,970				12,079
Other liabilities	1,084				1,106				1,394
Total liabilities	79,706				78,520				83,851
Stockholders’ and mezzanine equity	8,087				8,174				8,132
Total liabilities and stockholders’ equity	$87,793				$86,694				$91,983
Net interest income/interest rate spread		$460	1.47%			$440	1.43%			$425	1.13%
Net interest margin			2.17%				2.13%				1.91%
Ratio of interest-earning assets to interest-bearing liabilities			1.27	x			1.27	x			1.26	x
(1)Comprised of Loans and leases held for investment, net of deferred loan fees and costs, and Loans held for sale.
(2)Comprised of Debt securities available-for-sale at amortized cost, Equity investments with readily determinable fair values, at fair value and FHLB stock and FRB-NY stock, at cost.
(3)Amounts may not foot as a result of rounding.

	For the Nine Months Ended
	September 30, 2026				September 30, 2025
(dollars in millions)	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets:
Total loans and leases (1)	$61,126	$2,285	5.00%		$65,842	$2,519	5.13%
Securities(2)	17,297	548	4.22		14,962	510	4.54
Interest-earning cash and cash equivalents	5,119	139	3.65		11,515	379	4.41
Total interest-earning assets	83,542	$2,972	4.76		92,319	$3,408	4.94
Non-interest-earning assets	3,642				3,588
Total assets	$87,184				$95,907
Liabilities and Stockholders’ Equity:
Interest-bearing deposits:
Interest-bearing checking and money market accounts	$19,597	$380	2.59%		$20,355	$480	3.15%
Savings accounts	14,863	292	2.63		14,426	334	3.10
Certificates of deposit	20,630	605	3.92		24,893	850	4.57
Total interest-bearing deposits	55,090	1,277	3.10		59,674	1,664	3.73
Borrowed funds	10,715	352	4.33		13,887	490	4.72
Total interest-bearing liabilities	65,805	$1,629	3.31		73,561	$2,154	3.91
Non-interest-bearing deposits	12,054				12,622
Other liabilities	1,172				1,616
Total liabilities	79,031				87,799
Stockholders’ and mezzanine equity	8,153				8,108
Total liabilities and stockholders’ equity	$87,184				$95,907
Net interest income/interest rate spread		$1,343	1.45%			$1,254	1.03%
Net interest margin			2.15%				1.82%
Ratio of interest-earning assets to interest-bearing liabilities			1.27	x			1.25	x
(1)Comprised of Loans and leases held for investment, net of deferred loan fees and costs, and Loans held for sale.
(2)Comprised of Debt securities available-for-sale at amortized cost, Equity investments with readily determinable fair values, at fair value and FHLB stock and FRB-NY stock, at cost.
(3)Amounts may not foot as a result of rounding.

FLAGSTAR BANK, N.A.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(dollars in millions)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
OTHER FINANCIAL MEASURES:
Efficiency ratio(1)	87.56%	87.08%	100.46%	89.39%	104.11%
Efficiency ratio, as adjusted (2)	83.24	82.65	92.12	84.82	96.16
Operating expenses to average assets(3)	2.01	1.97	2.08	1.50	1.51
Effective tax rate	217.8	28.2	12.2	3.4	15.2
Shares used for basic EPS per common share	411,392,960	416,829,060	415,563,380	414,772,969	415,173,630
Shares used for diluted EPS per common share	466,030,436	473,623,332	415,563,380	468,707,328	415,173,630
Common shares outstanding at the respective period-ends	400,635,645	417,018,972	415,608,145	400,635,645	415,608,145
(1)We calculate our efficiency ratio by dividing our non-interest expense by the sum of our net interest income and non-interest income.
(2)We calculate our efficiency ratio, as adjusted, by dividing our operating expenses by the sum of our net interest income and non-interest income.
(3)Three months ended presented on annualized basis.

FLAGSTAR BANK, N.A.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

ASSET QUALITY SUMMARY

The following table presents the Bank's asset quality measures at the respective dates:

				September 30, 2026
				compared to
(dollars in millions)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Non-accrual loans held for investment:
Multi-family	$2,125	$2,132	$2,440	—%	-13%
Commercial real estate	462	471	551	-2%	-16%
One-to-four family first mortgage	61	60	70	2%	-13%
Commercial and industrial	144	111	154	30%	-6%
Other non-accrual loans	25	26	26	-4%	-4%
Total non-accrual loans held for investment	2,817	2,800	3,241	1%	-13%
Repossessed assets	8	8	21	4%	-62%
Total non-accrual held for investment loans and repossessed assets	$2,825	$2,808	$3,262	1%	-13%

Non-accrual loans held for sale:
Commercial real estate	—	—	27	NM	NM
One-to-four family first mortgage	4	5	4	-20%	—%
Total non-accrual mortgage loans held for sale	$4	$5	$31	-20%	-87%

FLAGSTAR BANK, N.A.
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)

The following table presents information regarding the delinquency status of our loans held for investment:

(dollars in millions)	Current	Loans 30-89 Days Past Due	Loans 90 Days or More Past Due and Still Accruing	Non-Accrual Loans	Total Loans Receivable
September 30, 2026
Multi-family	$23,381	$392	$50	$2,125	$25,948
Commercial real estate	7,508	79	53	462	8,102
One-to-four family first mortgage	5,791	13	2	61	5,867
Commercial and industrial	20,399	34	2	144	20,579
Other	1,412	12	—	25	1,449
Total	$58,491	$530	$107	$2,817	$61,945
June 30, 2026
Multi-family	$24,528	$233	$38	$2,132	$26,931
Commercial real estate	7,730	30	13	471	8,244
One-to-four family first mortgage	5,698	9	—	60	5,767
Commercial and industrial	18,370	82	—	111	18,563
Other	1,442	14	—	26	1,482
Total	$57,768	$368	$51	$2,800	$60,987
September 30, 2025
Multi-family	$27,682	$344	$—	$2,440	$30,466
Commercial real estate	9,495	117	—	551	10,163
One-to-four family first mortgage	5,424	19	—	70	5,513
Commercial and industrial	14,686	34	—	154	14,874
Other	1,598	21	—	26	1,645
Total	$58,885	$535	$—	$3,241	$62,661

The following table summarizes the Bank's net charge-offs (recoveries) as a percentage of average loans held for investment, excluding LGG, for the respective periods:

	For the Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(dollars in millions)	Net Charge-offs (Recoveries)	Average Balance	%(1)	Net Charge-offs (Recoveries)	Average Balance	%(1)	Net Charge-offs (Recoveries)	Average Balance	%(1)
Multi-family	$50	$26,388	0.76%	$80	$27,331	1.17%	$46	$31,282	0.59%
Commercial real estate	13	8,212	0.63	1	8,723	0.05	18	10,432	0.69
One-to-four family residential	1	5,467	0.07	1	5,353	0.07	1	5,099	0.08
Commercial and industrial	7	19,485	0.14	13	17,446	0.30	1	14,388	0.03
Other	3	1,466	0.82	5	1,514	1.32	7	1,661	1.69
Total	$74	$61,018	0.49%	$100	$60,367	0.66%	$73	$62,862	0.46%

(1)Three months ended presented on an annualized basis.

	For the Nine Months Ended
	September 30, 2026			September 30, 2025
(dollars in millions)	Net Charge-offs (Recoveries)	Average Balance	%(1)	Net Charge-offs (Recoveries)	Average Balance	%(1)
Multi-family	$202	$27,416	0.98%	$222	$32,672	0.91%
Commercial real estate	22	8,710	0.34	33	10,975	0.40
One-to-four family residential	3	5,369	0.07	3	5,026	0.08
Commercial and industrial	12	17,533	0.09	32	14,599	0.29
Other	13	1,512	1.15	15	1,705	1.17
Total	$252	$60,540	0.56%	$305	$64,977	0.63%
(1)Nine months ended presented on an annualized basis.